UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed by Babcock & Wilcox Enterprises, Inc. (the “Company”), the services of the Company’s Chief Executive Officer, Kenny Young (who also serves as the Chairman of the Company’s Board of Directors), have been provided to the Company by BRPI Executive Consulting, LLC (“BRPI”), an affiliate of B. Riley Financial, Inc., pursuant to a consulting agreement, dated November 19, 2018 and as subsequently amended, between the Company and BRPI (the “BRPI Consulting Agreement”). The term of such services under the BRPI Consulting Agreement was scheduled to end December 31, 2028 and either BRPI or the Company could terminate the term of such services prior to that date by written notice to the other party. On September 20, 2024, the Company and BRPI agreed that the term of such services would end as of that date and each party waived any right to advance notice of such termination of the term. BRPI also waived any right it had under the BRPI Consulting Agreement as to any solicitation of Mr. Young’s services by the Company.

Mr. Young will continue as the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors, and the Company has directly engaged Mr. Young as described in Item 5.02 below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements o Certain Officers.

On September 20, 2024, the Company entered into an Independent Contractor Agreement (the “Young Consulting Agreement”) with OpenSky, LLC (“OpenSky”), an entity wholly-owned by Kenny Young. The Young Consulting Agreement provides for Mr. Young’s continued service as the Company’s Chief Executive Officer commencing with the termination of the services pursuant to the BRPI Consulting Agreement on September 20, 2024 and continuing through December 31, 2028 (subject to earlier termination by either party giving at least 30 days’ advance notice of termination to the other party). The Young Consulting Agreement provides that, while Mr. Young is serving as the Company’s Chief Executive Officer, the Company will pay OpenSky a consulting fee at an annual rate of $800,000. If the Company terminates Mr. Young’s services under the Young Consulting Agreement before December 31, 2028 and other than due to a breach of the agreement by Mr. Young, the Company will continue to pay the consulting fee to OpenSky through December 31, 2028 as though Mr. Young’s services had not been terminated. The Young Consulting Agreement also provides that the Company will pay OpenSky a signing bonus of $800,000, and OpenSky agrees to pay a pro-rata portion of such amount back to the Company if, during the three-year period following September 20, 2024, the Company terminates Mr. Young’s services for cause or Mr. Young voluntarily terminates his services with the Company.

The foregoing description of the Young Consulting Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Young Consulting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Independent Contractor Agreement, dated September 20, 2024, between Babcock & Wilcox Enterprises, Inc. and Kenny Young.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

September 23, 2024	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer and Duly Authorized Representative)